Exhibit 10.31

Shine Media Acquisition Corp.
Level 29, Central Plaza
381 Hua Hai Zhong Lu
Shanghai, 200020, China

As of November 7, 2008

Merriman Curhan Ford & Co.
As Representatives of the several Underwriters
600 California Street, 9th Floor
San Francisco, CA 94108

Ladies and Gentlemen:

Reference is hereby made to the Underwriting Agreement, dated as of December 27, 2006 (the “Underwriting Agreement”), to which Shine Media Acquisition Corp. (“Company”) and Merriman Curhan Ford & Co., as representative of the several Underwriters (“Merriman”), are parties. Capitalized terms used herein, but not defined herein, shall have the meaning ascribed to such terms in the Underwriting Agreement.

Notwithstanding anything in Section 1 of the Underwriting Agreement to the contrary, Merriman hereby acknowledges and agrees that the deferred compensation to be paid by the Company upon consummation of the Company’s initial Business Combination shall be modified to equal a lump sum of $672,750 (65% of the $1,035,000 held in trust for deferred Underwriters Compensation) instead of any amount that would be due under the terms of the Underwriting Agreement.

In addition as part of this concession Merriman agrees to exchange its portion of the Underwriter’s Purchase Options (UPO’s), which originally provided the right to an aggregate of 360,000 Units (as defined in the UPO), for its pro rata portion of UPOs to acquire an aggregate of 234,000 Units of the Company – a 35% reduction in number of original UPOs held. Additionally, Merriman will use reasonable commercial efforts in working with the Company to obtain an agreement for a similar reduction in the UPO’s held by the other holders thereof in substantially the form as attached hereto.

Very truly yours,

Shine Media Acquisition Corp.

By:	/S/ David Y. Chen
Name: David Y. Chen
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

Merriman Curhan Ford & Co.,
acting severally on behalf of itself and the several
Underwriters named on Schedule 1 to the Underwriting Agreement

By: /S/ Jonathan Merriman
Name: D. Jonathan Merriman
Title: CEO

Shine Media Acquisition Corp.
Rockefeller Center
1230 Avenue of the Americas, 7th Floor
New York, N.Y. 10020

As of November 7, 2008

[ADDRESS OF UPO HOLDER TO BE FILLED IN]

Ladies and Gentlemen:

Reference is hereby made to those certain Underwriter’s Purchase Options (“UPO”), issued pursuant to that certain Underwriting Agreement, dated as of December 27, 2006 (the “Underwriting Agreement”), to which Shine Media Acquisition Corp. (“Company”) and Merriman Curhan Ford & Co., as representative of the several Underwriters (“Merriman”), are parties.

In connection with the modification to the amount of the deferred payment due to Merriman and Merriman’s agreement to modify the terms of its UPO, the undersigned agrees to exchange its portion of the original UPOs to acquire up to 360,000 Units for its pro rata portion of UPOs to acquire up to 234,00 Units of the Company – a 35% reduction in number of the original UPOs held by the undersigned.

Very truly yours,

Shine Media Acquisition Corp.

By:
Name: David Y. Chen
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

[NAME OF ENTITY OR PERSON TO BE FILLED IN]

By:
Name: